Exhibit (c) (vi)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation "[**]".

Project Polaris

Situation Update

June 14, 2022 / Confidential

Situation Update

[**]

On April 18, 2022 [**] (“ [**] ”) submitted a non-binding Letter of Intent (“ LOI”) to acquire 100% of the Grindrod Shipping equity

– Exchange ratio of [**] with an unspecified amount as a cash option

On May 9, 2022 Jefferies shared with [**] its preliminary diligence request list

On May 13, 2022 Jefferies invited [**] and its financial and legal advisors to Grindrod's virtual dataroom

After receipt of verbal feedback from Jefferies at the direction of the board, on May 19, 2022 [**] submitted a second non-binding LOI improving the offered exchange ratio and adding specificity to the potential for a cash component to transaction consideration

– Exchange ratio of [**] with 30% of total consideration as a cash option, capped at $100 million

On June 11, 2022 [**] submitted its third non-binding LOI, revising its valuation and exchange ratio to reflect broker fleet valuations received from Braemar and Simpson Spence Young (“ SSY”) on June 10, 2022 as well as increasing the cash option cap

– Exchange ratio of [**] with 30% of total consideration as a cash option, capped at $150 million

– Increased cash option allows for approximately $25mm of Grindrod market cap growth between now and closing, providing the Grindrod shareholders interested in a partial cash payment further comfort that the full 30% Cash Option is likely to be available

[**]

On June 1, 2022 [**] (“ [**]”) submitted a non-binding proposal to acquire 100% Grindrod Shipping

On June 10, 2022 [**] executed a Non-Disclosure Agreement (“ NDA”)

On June 11, 2022 Jefferies shared with [**] its preliminary diligence request list and invited [**] and its financial and legal advisors to Grindrod's virtual dataroom

Jefferies also conducted an informal NAV line-item walkthrough with [**] on June 11, 2022

[**] & [**] Summary Proposal Comparison

Proposing Party	[**]	[**]
Proposal Status	Third LOI as of June 11, 2022	First proposal letter as of June 1, 2022
Transaction & Offer Structure	Acquire 100% of outstanding Grindrod shares Share-for-share merger based on NAV-to-NAV valuation construct	Acquire 100% of outstanding Grindrod shares Share-for-share merger based on NAV-to-NAV valuation construct
Cash Option	Cash consideration equal to 30% of the shares at each shareholder's option, with a cap of $150 million of total cash consideration	[**] offer contemplates a cash dividend to Grindrod shareholders prior to transaction closing (treated as cash consideration for the acquisition)
Offer Price	Exchange ratio of [**] Based upon the 30-day volume weighted average closing price of [**] shares as of June 13, 2022, this equates to $30.13(1) in total consideration	Proposal assumes an exchange ratio of [**] Based upon the 30-day volume weighted average closing price of [**] shares as of June 13, 2022, this equates to $24.19(1) in share consideration Pre-transaction dividend of $5.58 per share from Grindrod balance sheet cash, for a total consideration of $29.77 per share
Dual Listing	[**] is willing to commence the process to obtain a secondary listing on the Johannesburg Stock Exchange	[**] is willing to commence the process to obtain a secondary listing on the Johannesburg Stock Exchange
Board Representation	[**] to expand Board of Directors by up to two Board seats and provide Grindrod the right to nominate the new Board member(s) for the initial term	None
Timeline	Complete due diligence within 3 – 4 weeks of receiving full information and access to Grindrod's senior management, and then complete Definite Documentation period within 2 – 4 weeks thereafter Possibility to overlap due diligence and documentation periods assuming due diligence progresses well	Not specified
Third-Party Fleet Valuation Brokers	Braemar ACM Shipbroking and Simpson Spence Young	Not specified
Exclusivity Period	30 days upon receipt of countersigned LOI	Not specified

(1) Volume weighted average price calculated utilizing Capital IQ data.

[**] Proposal Comparison

Proposal Comparison

[**] Proposal – May 19, 2022

[**] Offer [**]

[**]% delta

Jefferies View 0.454

Vessel values utilizing VesselsValue as of 05/09/22

Grindrod NAV is pro forma for sale of the Matuku and acquisition of IVS Pinehurst

As of 06/13/22	Offer Price	Grindrod Price	Premium
Closing Price	$25.01	$19.82	+26.2%
30D VWAP	$29.92	$25.61	+16.8%

[**] Proposal – June 11, 2022

[**] Offer [**]

[**]% delta

Jefferies View 0.440

Vessel values utilizing average values as provided by Braemar and SSY

[**] offer assumes $[**] in scrubber value or $[**] per scrubber, while Jefferies assumes $[**] in scrubber value or ~$[**] per scrubber

[**] is utilizing FFA curve to calculate charter-in value, while Jefferies uses Clarkson's reported timecharter rates

As of 06/13/22	Offer Price	Grindrod Price	Premium
Closing Price	$25.18	$19.82	+27.0%
30D VWAP	$30.13	$25.61	+17.6%

Key Considerations

Fleet Values

– Based on valuation reports provided by Braemar and SSY

Scrubber Value

– [**] maintains its view on $[**] scrubber value or $[**] per scrubber

IVS Pinehurst

– Treatment of exercise of the purchase option for IVS Pinehurst remains unclear, as vessel is not included in fleet list in LOI Exhibit I

Cash Option

– Cash option increased to $150mm

Board Composition

– [**] is offering to expand its BoD by up to two Board seats and provide Grindrod the right to nominate the new Board members

[**] Proposal

Proposal

[**] Proposal – June 1, 2022


[**] Offer
[**]
[**]% delta
Jefferies View(1)
1.032

Vessel values utilizing VesselValue as of 05/30/22 ([**] did not provide basis for their vessel value source)

[**] proposal utilizes:

- Publicly available information with balance sheet figures as of 03/31/22
- Grindrod NAV has been adjusted to reflect pre-transaction dividend of $105.7mm and sale of the Matuku
- No adjustment for the exercise of the IVS Pinehurst and the extension of charter for Crimson Creek

As of 06/13/22	Offer Price	Grindrod Price	Premium
Closing Price	$20.73	$19.82	+3.3%
30D VWAP	$23.71	$25.61	(7.4%)

Key Considerations

Fleet Values

- [**] indicated its desire to commence fleet valuations from two independent brokers

Scrubber Value

- Proposal did not include details on scrubber valuation construct for [**] [**] scrubbers

Cash Option

- Pre-transaction cash dividend to Grindrod shareholders equal to Grindrod's cash, subject to an adjusted for $0.5mm per Grindrod vessel

Board Composition

- No indication on willingness to offer Board seat(s) right nomination to Grindrod

(1) Jefferies View calculates TC-out value utilizing CRSL reported time charters as of 5/30/2022.

Potential Next Steps

[**]

Further Actions:

- Determine response to [**] letter of intent with any clarifying points or counter proposals
- Prepare Draft Merger Agreement
- Upon agreement on terms of LOI(s), negotiate definitive documentation concurrent with finalizing mutual diligence

Discussion Topics:

- Contemplation of exclusivity at appropriate time
- Cash consideration component
- Board seats offered to Grindrod
- Reverse diligence process and requirements of Grindrod
- Request SG&A cost synergy analysis
- Scrubber valuation assumptions incorporated in NAV analysis
- Coordination of selective vessel inspections
- Finalizing mutual diligence process with [**] and its advisors

[**]

Further Actions:

- Facilitate mutual diligence process with [**] and its advisors
- Receive revised letter of intent from [**]
- Further NAV line-item walkthrough refinement

Discussion Topics:

- Contemplation of exclusivity at appropriate time
- Cash consideration component
- Scrubber valuation assumptions incorporated in NAV analysis

Grindrod / [**] Valuation Overview

Valuation Comparison – Owned Fleet Value

($Millions)

Grindrod Fleet Value



$633.3
$635.2
$640.3
$639.2
$639.7
VesselsValue (5/9/2022)
VesselsValue (6/10/2022)
Braemar (6/10/2022)
SSY (6/10/2022)
Broker Average

[**] Fleet Value



[**]
VesselsValue (5/9/2022)
VesselsValue (6/10/2022)
Braemar (6/10/2022)
SSY (6/10/2022)
Broker Average

Largest High/Low Value Differentials – Broker Avg. vs VesselsValue



$1.9
$1.5
$1.2
$1.0
$0.8
($0.3)
($0.3)
($0.7)
($1.1)
($2.1)
Sunbird
Ibis
Kestrel
Magpie
Sparrowhawk
Bosch Hoek
Prestwick
Kingbird
Gleneagles
Wentworth

[Largest High/Low Value Differentials – Broker Avg. vs VesselsValue]



[**]

Note: Grindrod figures shown reflect Owned Fleet Value, including the IVS Pinehurst and excluding the Matuku. Figures shown exclude value attributable to scrubbers.

Valuation Comparison – Side-by-Side NAV Summary

($Millions)

NAV and Exchange Ratio Comparison – VesselsValue / Broker Fleet Valuations

	Grindrod Shipping Holdings ("GRIN")			[**] ([**])		
Net Asset Value Build	VesselsValue (5/9/2022)	VesselsValue (6/10/2022)	Avg. Broker Values (1)	VesselsValue (5/9/2022)	VesselsValue (6/10/2022)	Avg. Broker Values (1)
Owned Fleet Value (2)	$633.3	$635.2	$639.7	[**]	[**]	[**]
Cash (3)	99.8	99.8	99.8	[**]	[**]	[**]
Debt & Leases(4)	(216.6)	(216.6)	(216.6)	[**]	[**]	[**]
Working Capital	34.2	34.2	34.2	[**]	[**]	[**]
Net Other Assets	5.0	5.0	5.0	[**]	[**]	[**]
Time Charter Value	15.7	15.7	15.7	[**]	[**]	[**]
Purchase Option Value	44.7	44.7	44.7	[**]	[**]	[**]
Scrubber Value	-	-	-	[**]	[**]	[**]
Net Asset Value	$616.1	$618.1	$622.6	[**]	[**]	[**]
Fully Diluted Shares Outstanding (5)	19.4	19.4	19.4	[**]	[**]	[**]
NAV / Share	$31.73	$31.83	32.06	[**]	[**]	[**]
Implied NAV-to-NAV Exchange Ratio				[**]	[**]	[**]
Implied Pro Forma Ownership	[**]%	[**]%	[**]%	[**]	[**]	[**]

(1) Reflects the average of fleet valuations provided by Braemar ACM Shipbroking (“Braemar”) and Simpson Spence Young (“SSY”) as of 6/10/2022.
(2) GRIN Owned Fleet Value includes the IVS Pinehurst and excludes the Matuku.
(3) GRIN Cash includes the $18.0 million cash impact of the IVS Pinehurst acquisition and the $4.6 million cash impact associated with the sale of the Matuku.
(4) GRIN Debt & Leases includes the $25.4 million lease repayment associated with the sale of the Matuku.
(5) GRIN fully diluted shares outstanding includes 18.958 million common shares outstanding and 0.461 million restricted stock units. [**] fully diluted shares outstanding includes [**] common shares outstanding, [**] restricted stock units, and the [**] net dilutive impact of [**] $[**] of[**] [**].

Valuation Comparison – NAV & Exchange Ratio

($Millions)

	VesselsValue (5/9/2022)	VesselsValue (6/10/2022)	Braemar (6/10/2022)	SSY (6/10/2022)	Broker Average	Revised [**] LOI (6/11/2022)
GRIN Owned Fleet Value	$633.3	$635.2	$640.3	$639.2	$639.7	
GRIN Net Asset Value	616.1	618.1	623.1	622.0	622.6	[**] (1)
GRIN NAV per Share	$31.73	$31.83	$32.09	$32.03	$32.06	[**]
[**] Owned Fleet Value	[**]	[**]	[**]	[**]	[**]	[**]
[**] Scrubber Value (2)	[**]	[**]	[**]	[**]	[**]	[**]
[**] Net Asset Value	[**]	[**]	[**]	[**]	[**]	[**] (1)
[**] NAV per Share	[**]	[**]	[**]	[**]	[**]	[**]
Implied NAV-to-NAV Exchange Ratio	[**]	[**]	[**]	[**]	[**]	[**]
Implied Pro Forma GRIN Ownership	[**]	[**]	[**]	[**]	[**]	[**]

(1) GRIN Net Asset Value figures for Revised [**] LOI [**].
(2) Figures shown reflect total fleet scrubber value per each valuation provider, except for the Revised [**] LOI figure which reflects [**].

Appendix

[**] [**] Proposal Comparison – Original / Revised

Proposal (Date)	Original LOI (May 19, 2022)	Revised LOI (June 11, 2022)
Transaction	Acquire 100% of outstanding Grindrod shares	Acquire 100% of outstanding Grindrod shares
Offer Structure	Share-for-share merger based on NAV-to-NAV valuation construct Cash Option: Provide cash consideration equal to 30% of the shares at each shareholder's option, with a cap of $100 million of total cash consideration [**] is willing to commence the process to obtain a secondary listing on the Johannesburg Stock Exchange	Share-for-share merger based on NAV-to-NAV valuation construct Cash Option: Provide cash consideration equal to 30% of the shares at each shareholder's option, with a cap of $150 million of total cash consideration [**] is willing to commence the process to obtain a secondary listing on the Johannesburg Stock Exchange
Offer Price	Proposal assumes an exchange ratio of [**] (originally [**] but revised after share count confirmation) or implied price of $31.57 per Grindrod share based on the closing price of [**] shares as of June 1, 2022 of $[**] Exchange ratio implies Grindrod shareholder would own ~33.8% of the pro forma company [**] basis	Proposal assumes an exchange ratio of [**]; Based upon the 30-day volume weighted average closing price of [**] shares as of June 10, 2022, this equates to $29.98 in total consideration Exchange ratio implies Grindrod shareholders would own ~34.0% of the pro forma company [**]
Offer Basis and Adjustment	Offer is based on NAV-to-NAV valuation construct utilizing balance sheet items as of March 31, 2022 Proposed "NAV Adjustment Procedure" pursuant to which the NAV of each party (and subsequently the exchange ratio) may be adjusted based on: broker valuations (including scrubbers), inventory, net working capital levels, cash and restricted cash, and any paid/declared dividends	Offer is based on NAV-to-NAV valuation construct utilizing balance sheet items as of March 31, 2022, with fleet values (excluding scrubber value) based on the average of valuations provided by brokers Braemar and SSY as of June 10, 2022 Proposed "NAV Adjustment Procedure" pursuant to which the NAV of each party (and subsequently the exchange ratio) may be adjusted based on: scrubber valuations, share count, inventory, net working capital levels, cash and restricted cash, TC-in/out position and any paid/declared dividends
Exclusivity Period	30 days upon receipt of countersigned LOI	30 days upon receipt of countersigned LOI
Board Representation	None	[**] to expand Board of Directors by up to two Board seats and provide Grindrod the right to nominate the new Board member(s) for the initial term, provided that any such nominee is qualified and meets the definition of "Independent Director" under Rule 10A-3 of the Securities Exchange Act of 1934
Transaction Approach	Upon agreement on principal economic and structural terms – Enter into a period of exclusive due diligence to validate the proposed transaction from a commercial standpoint ("Diligence Period") – Then, parties work with counsel and advisors to negotiate the Definitive Agreement and all documents ancillary ("Definitive Documentation") with respect to the proposed transaction and execution of the Definitive Documentation, subject to certain approvals (the "Documentation Period")	Upon agreement on principal economic and structural terms – Enter into a period of exclusive due diligence to validate the proposed transaction from a commercial standpoint ("Diligence Period") – Then, parties work with counsel and advisors to negotiate the Definitive Agreement and all documents ancillary ("Definitive Documentation") with respect to the proposed transaction and execution of the Definitive Documentation, subject to certain approvals (the "Documentation Period")
Timeline	Complete due diligence within 3 – 4 weeks of receiving full information and access to Grindrod's senior management, and then complete Definite Documentation period within 2 – 4 weeks thereafter Possibility to overlap due diligence and documentation periods assuming due diligence progresses well	Complete due diligence within 3 – 4 weeks of receiving full information and access to Grindrod's senior management, and then complete Definite Documentation period within 2 – 4 weeks thereafter Possibility to overlap due diligence and documentation periods assuming due diligence progresses well
Funding Sources	[**] share issuance Existing available cash and liquidity for the Cash Option	[**] share issuance Existing available cash and liquidity for the Cash Option
Diligence	Customary for a transaction of this type (incl. appraisals, insurance, tax, IT, regulatory approvals)	Customary for a transaction of this type (incl. appraisals, insurance, tax, IT, regulatory approvals)
Appointed Advisors	Legal: [**] Financial: [**]	Legal: [**] Financial: [**]
Breakup Fee	$15,000,000 if breach of exclusivity	$15,000,000 if breach of exclusivity
Offer Expiration	May 26, 2022	June 15, 2022

[* *] Proposal

Proposal (Date)	[**] (Proposal Letter – June 1, 2022)
Transaction	Acquire 100% of outstanding Grindrod shares
Offer Structure	Share-for-share merger based on NAV-to-NAV valuation construct [**] offer contemplates a cash dividend to Grindrod shareholders prior to transaction closing (treated as cash consideration for the acquisition) [**]is willing to commence the process to obtain a secondary listing on the Johannesburg Stock Exchange
Offer Price	Proposal assumes an exchange ratio of [**], or implied price of $25.15 per Grindrod share based on the closing price of [**] shares as of June 1, 2022 of $[**], plus a pre-transaction dividend of $5.58 per share from Grindrod balance sheet cash, for a total consideration of $30.73 per share
Offer Basis and Adjustment	Offer is based on NAV-to-NAV valuation construct utilizing balance sheet items as of March 31, 2022, with the following adjustments: – Sale of the Matuku – Cash dividend paid to Grindrod shareholders prior to closing the merger of $105.7mm ($5.58 per share), resulting in remaining Grindrod cash at signing of the Merger Agreement of $12mm (or $0.5mm per vessel)
Exclusivity Period	Not specified
Board Representation	None
Transaction Approach	Negotiation of definitive documentation, including voting agreements to vote in favor of the Transaction from, among others, the affiliates of [**] that are shareholders of [**] and the affiliates of Taylor Maritime Investments Ltd. that are shareholders of Grindrod
Timeline	Not specified
Funding Sources	[**] share issuance
Diligence	Customary for a transaction of this type
Appointed Advisors	Legal: Not specified Financial: [**]
Breakup Fee	Not specified
Offer Expiration	June 10, 2022

Grindrod Total Fleet Valuation Comparison

($Millions)

		Grindrod Fleet Valuation				Avg. Broker
Name	Type	VesselsValue[1]	Braemar[2]	SSY[3]	Avg. Broker	vs. VesselsValue
IVS Tembe	Handysize	$ 28.1	$ 29.5	$ 28.0	$ 28.8	2.4%
IVS Sunbird	Handysize	23.7	25.5	25.8	25.6	7.9%
IVS Thanda	Handysize	27.0	28.0	27.0	27.5	2.0%
IVS Kestrel	Handysize	22.6	24.0	23.8	23.9	5.5%
IVS Phinda	Handysize	26.5	26.5	26.0	26.3	(1.1%)
IVS Sparrowhawk	Handysize	23.5	24.0	24.5	24.3	3.3%
IVS Merlion	Handysize	17.5	18.5	17.4	18.0	2.7%
IVS Raffles	Handysize	17.6	18.5	17.4	18.0	1.9%
IVS Ibis	Handysize	17.0	18.3	18.6	18.4	8.6%
IVS Kinglet	Handysize	20.2	19.5	20.5	20.0	(1.0%)
IVS Magpie	Handysize	16.7	17.5	17.8	17.7	5.9%
IVS Orchard	Handysize	16.1	16.5	16.0	16.3	1.0%
IVS Knot	Handysize	19.3	18.5	19.5	19.0	(1.7%)
IVS Sentosa	Handysize	15.6	15.5	15.3	15.4	(1.4%)
IVS Kingbird	Handysize	16.1	15.0	15.8	15.4	(4.6%)
IVS Prestwick	Ultramax	37.8	37.5	37.4	37.5	(0.9%)
IVS Okudogo	Ultramax	37.6	37.5	37.4	37.5	(0.4%)
IVS Swinley Forest	Ultramax	33.7	34.5	34.3	34.4	2.2%
IVS Gleneagles	Handymax	30.0	28.5	29.3	28.9	(3.6%)
IVS North Berwick	Ultramax	32.6	33.0	32.9	32.9	1.1%
IVS Bosch Hoek	Ultramax	31.8	31.5	31.5	31.5	(1.1%)
IVS Hirono	Ultramax	31.6	31.5	31.5	31.5	(0.4%)
IVS Wentworth	Handymax	29.5	27.0	27.8	27.4	(7.2%)
IVS Phoenix	Ultramax	37.0	37.5	37.4	37.5	1.3%
IVS Pinehurst	Handymax	26.3	26.5	26.8	26.6	1.2%
Owned Fleet		$ 635.2	$ 640.3	$ 639.2	$ 639.7	0.7%
IVS Atsugi	Ultramax	38.2	39.5	39.0	39.3	2.7%
IVS Pebble Beach	Ultramax	38.0	39.5	39.0	39.3	3.3%
IVS Hayakita	Ultramax	33.2	33.0	32.9	32.9	(0.9%)
IVS Naruo	Ultramax	30.8	29.5	29.0	29.3	(5.1%)
TC-in Fleet with Purchase Options		$ 140.3	$ 141.5	$ 139.9	$ 140.7	0.3%

(1) VesselsValue values as of 06/10/2022.
(2) Braemar values as of 6/10/2022.
(3) SSY values as of 6/10/2022.

[**] Total Fleet Valuation Comparison

($Millions)

[**] Fleet Valuation										Avg. Broker	Scrubber Value Comparison							
Name	Type	VesselsValue (1)		Braemar (2)		SSY (3)		Avg. Broker		vs. VesselsValue	[**]		VesselsValue (1)		Braemar (2)		SSY (3)	
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]	[**]		[**]		[**]		[**]		[**]	[**]		[**]		[**]		[**]		[**]
[**]			[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

(1) VesselsValue values as of 06/10/2022.
(2) Braemar values as of 6/10/2022.
(3) SSY values as of 6/10/2022.